Exhibit 10.6
NORTHSTAR HEALTHCARE INCOME, INC.

FIFTH AMENDED AND RESTATED INDEPENDENT DIRECTORS COMPENSATION PLAN

ARTICLE 1 PURPOSE

1.1.PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-
qualified individuals who are not employees of NorthStar Healthcare Income, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Independent Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Independent Directors with that of the Company’s stockholders.

1.2.ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2 DEFINITIONS

2.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Base Annual Retainer” means the annual retainer payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be changed from time to time.

“Compensation Committee” means the compensation committee of the Board.

“Eligible Participant” means any person who is or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Incentive Plan” means the NorthStar Healthcare Income, Inc. Amended and Restated Long Term Incentive Plan, or any subsequent equity compensation plan approved by the Board and designated as the Incentive Plan for purposes of this Plan.

“Plan” means this NorthStar Healthcare Income, Inc. Fifth Amended and Restated Independent Directors Compensation Plan, as amended from time to time.

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“Plan Year(s)” means the approximate twelve-month period beginning with the annual stockholders meeting and ending at the next annual stockholders meeting.

“Share Value,” on any date, means (i) if the Company is engaged in any “best efforts” public offering of the Stock prior to the date the Stock is listed on a national securities exchange or quoted on an interdealer quotation system, the offering price of the Stock; (ii) if following the termination of any such “best efforts” public offering but prior to the date the Stock is listed on a national securities exchange or quoted on an interdealer quotation system, the most recent estimated per share value of the Stock disclosed by the Company or if no estimated per share value of the Stock has been disclosed, the most recent offering price of the Stock; (iii) if the Stock is listed on a national securities exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (iv) if the Stock is quoted on an interdealer quotation system but not listed on a national securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date; provided that if it is determined that the fair market value is not properly reflected by such quotations, Share Value will be determined by such other method as the Compensation Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

“Supplemental Annual Retainer” means the annual retainer payable by the Company to an Independent Director pursuant to Section 5.2 or Section 5.3 hereof for service as a member or the chairperson, as applicable, of the Audit Committee of the Board or the Compensation Committee, as applicable, or pursuant to Section 5.4 for service as a non-executive chairperson of the Board, as such amount may be changed from time to time.

ARTICLE 3 ADMINISTRATION

3.1.ADMINISTRATION. The Plan shall be administered by the Compensation
Committee. Subject to the provisions of the Plan, the Compensation Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee’s interpretation of the Plan, and all actions taken and determinations made by the Compensation Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Compensation Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Compensation Committee.

3.2.RELIANCE. In administering the Plan, the Compensation Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Compensation Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

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ARTICLE 4 SHARES

4.1. SOURCE OF SHARES FOR THE PLAN. The shares of Stock that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Stock, Restricted Stock Units and any other equity granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of Restricted Stock Units or shares of Stock described herein.

ARTICLE 5 RETAINERS AND EXPENSES

5.1.BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual
Retainer for service as a director during each Plan Year, payable in such form as shall be elected by the Eligible Participant in accordance with Section 6.1. The amount of the Base Annual Retainer shall be established from time to time by the Compensation Committee. Until changed by the Compensation Committee, the Base Annual Retainer for a full Plan Year shall be
$115,000. The Base Annual Retainer shall be payable in approximately equal quarterly installments in arrears. Each person who first becomes an Eligible Participant on a date other than an annual meeting date shall be paid a retainer equal to the quarterly installment of the Base Annual Retainer for the first quarter of eligibility, based on the number of full months he or she serves as an Independent Director during such quarter. In no event shall any installment of the Base Annual Retainer be paid later than March 15 of the year following the year to which such installment relates.

5.2.AUDIT COMMITTEE SUPPLEMENTAL ANNUAL RETAINER. Each member of the Audit Committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as a member or the chairperson, as applicable, of the Audit Committee of the Board during a Plan Year, payable at the same times as installments of the Base Annual Retainer are paid and in such form as shall be elected by such member or the chairperson, as applicable, in accordance with Section 6.1. The amount of the Supplemental Annual Retainer for each member and the chairperson of the Audit Committee shall be established from time to time by the Compensation Committee. Until changed by the Compensation Committee, the Supplemental Annual Retainer for a full Plan Year for each member of the Audit Committee that is not the chairperson shall be $15,000 and for the chairperson of the Audit Committee shall be $30,000. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes a member or the chairperson, as applicable, of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a member or the chairperson, as applicable, of the Audit Committee of the Board during the Plan Year. In no event shall any installment of the Supplemental Annual Retainer be paid later than March 15 following the year to which such installment relates.

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5.3.COMPENSATION COMMITTEE SUPPLEMENTAL ANNUAL RETAINER. Each
member of the Compensation Committee shall be paid a Supplemental Annual Retainer for his or her service as a member or the chairperson, as applicable, of the Compensation Committee during a Plan Year, payable at the same times as installments of the Base Annual Retainer are paid and in such form as shall be elected by such member or the chairperson, as applicable, in accordance with Section 6.1. The amount of the Supplemental Annual Retainer for each member and the chairperson of the Compensation Committee shall be established from time to time by the Compensation Committee. Until changed by the Compensation Committee, the Supplemental Annual Retainer for a full Plan Year for each member of the Compensation Committee that is not the chairperson shall be $7,500 and for the chairperson of the Compensation Committee shall be $10,000. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes a member or the chairperson, as applicable, of the Compensation Committee on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a member or the chairperson, as applicable, of the Compensation Committee during the Plan Year. In no event shall any installment of the Supplemental Annual Retainer be paid later than March 15 following the year to which such installment relates.

5.4.NON-EXECUTIVE CHAIRPERSON SUPPLEMENTAL ANNUAL RETAINER.
If appointed by the Board, the non-executive chairperson of the Board shall be paid a Supplemental Annual Retainer for his or her service as the non-executive chairperson of the Board during a Plan Year, payable at the same times as installments of the Base Annual Retainer are paid and in such form as shall be elected by such non-executive chairperson in accordance with Section 6.1. The amount of the Supplemental Annual Retainer for the non-executive chairperson of the Board shall be established from time to time by the Compensation Committee. Until changed by the Compensation Committee, the Supplemental Annual Retainer for a full Plan Year for the non-executive chairperson of the Board shall be $75,000. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the non- executive chairperson of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as the non-executive chairperson of the Board during the Plan Year. In no event shall any installment of the Supplemental Annual Retainer be paid later than March 15 following the year to which such installment relates.

5.5.TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.5 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.5 shall not be subject to liquidation or exchange for another benefit.

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ARTICLE 6
ALTERNATIVE FORM OF PAYMENT FOR BASE ANNUAL RETAINER AND SUPPLEMENTAL ANNUAL RETAINER

6.1.PAYMENT OF BASE ANNUAL RETAINER AND SUPPLEMENTAL ANNUAL RETAINER. At the election of each Eligible Participant, in accordance with Section 6.2, the
Base Annual Retainer or the Supplemental Annual Retainer for a given Plan Year shall be either:
(i) payable in cash in approximately equal quarterly installments in arrears, with the first quarter of the Plan Year beginning on the date of the annual stockholders meeting; or (ii) subject to share availability under the Incentive Plan, payable by a grant on the day an installment of the Base Annual Retainer or Supplemental Annual Retainer is normally paid (the “Stock Grant Date”) of that number of shares of Stock (rounded up to the nearest whole share) determined by dividing the Base Annual Retainer or Supplemental Annual Retainer installment otherwise payable by the Share Value as of the Stock Grant Date. Any shares of Stock granted under the Plan as the Base Annual Retainer or Supplemental Annual Retainer under clause (ii) above will be 100% vested and nonforfeitable as of the Stock Grant Date, and the Eligible Participant receiving such shares of Stock (or his or her custodian, if any) will have immediate rights of ownership in the shares of Stock, including the right to vote the shares of Stock and the right to receive dividends or other distributions thereon.

6.2.TIMING AND MANNER OF PAYMENT ELECTION. Each Eligible Participant shall elect the form of payment desired for his or her Base Annual Retainer and Supplemental Annual Retainer (if applicable) for a Plan Year by delivering a valid election form in such form as the Compensation Committee or the plan administrator shall prescribe (the “Election Form”) to the Compensation Committee or the plan administrator prior to the beginning of such Plan Year, which will be effective as of the first day of the Plan Year beginning after the Compensation Committee or the plan administrator receives the Eligible Participant’s Election Form. The Election Form signed by the Eligible Participant prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, an Eligible Participant may change his or her election for future Plan Years by executing and delivering a new Election Form indicating different choices. If an Eligible Participant fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, or if there are insufficient shares of Stock in the Incentive Plan, the Base Annual Retainer and Supplemental Annual Retainer (if applicable) will be paid in cash.

ARTICLE 7 EQUITY COMPENSATION

7.1.INITIAL RESTRICTED STOCK UNIT GRANT. Subject to share availability under the Incentive Plan and the terms of this Section 7.1, on the first date that an Independent Director is initially elected or appointed to the Board, he or she shall receive an award of Restricted Stock Units (the “Initial Stock Grant”) in an amount established from time to time by the Compensation Committee. Until changed by the Compensation Committee, the Initial Stock

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Grant shall have a value of $65,000, with the number of Restricted Stock Units granted determined by dividing the amount of the Initial Stock Grant by the Share Value as of the grant date. Such Restricted Stock Units shall be subject to the terms and restrictions described below in Section 7.3 and shall be in addition to any otherwise applicable annual grant of Restricted Stock Units granted to such Independent Director under Section 7.2.

7.2.SUBSEQUENT    RESTRICTED    STOCK    UNIT    GRANT.    Subject    to    share
availability under the Incentive Plan and the terms of this Section 7.2, on the date following an Independent Director’s subsequent re-election to the Board, such director shall receive a subsequent grant of Restricted Stock Units (the “Subsequent Stock Grant”) in an amount established from time to time by the Compensation Committee. Until changed by the Compensation Committee, the Subsequent Stock Grant shall have a value of $85,000, with the number of Restricted Stock Units granted determined by dividing the amount of the Subsequent Stock Grant by the Share Value as of the grant date. Such Restricted Stock Units shall be subject to the terms and restrictions described below in Section 7.3. Notwithstanding anything herein to the contrary, no Restricted Stock Units shall be granted pursuant to this Section 7.2 on a given date if, as a result of such grant, the total number of Shares subject to outstanding Awards (as defined in the Incentive Plan) granted under the Incentive Plan as of such date would exceed five percent (5%) of the number of Shares outstanding as of such date. In such event, the grant of such Restricted Stock Units shall be delayed until such time as the grant would not violate the provisions of this Section 7.2 (the “Delayed Grant Date”). The grant of the delayed Restricted Stock Units shall be subject to the approval of the Compensation Committee and shall be limited to Independent Directors who (a) otherwise would have received a grant on the original date under this Section 7.2, and (b) remain Independent Directors as of the Delayed Grant Date. For all purposes, the grant date of the delayed Restricted Stock Units shall be the Delayed Grant Date and not the original date provided in this Section 7.2.

7.3.TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS. Restricted Stock Units shall be evidenced by a written Award Certificate, and shall be subject to such terms and conditions (including vesting conditions) as determined by the Compensation Committee, and shall be granted under and pursuant to the terms of the Incentive Plan. Unless and until provided otherwise by the Compensation Committee, the Restricted Stock Units granted pursuant to Section 7.1 and Section 7.2 herein shall vest and become non-forfeitable over two (2) years in equal quarterly installments beginning on the first day of the first quarter following the Restricted Stock Unit grant date. Notwithstanding the foregoing vesting schedule, the Restricted Stock Units shall become fully vested on the earlier occurrence of: (i) the termination of the Independent Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control of the Company. If the Independent Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Independent Director shall forfeit all of his or her right, title and interest in and to any unvested Restricted Stock Units as of the date of such termination from the Board and such Restricted Stock Units shall be reconveyed to the Company without further consideration or any act or action by the Independent Director. Unless and until provided otherwise by the Compensation Committee, the Shares underlying vested Restricted Stock Units shall be delivered to the Independent Director on the earlier to occur of (i) a Change in Control, or (ii) the date that the Independent Director’s service as a director of the Company terminates, provided that the

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Change in Control or termination of service as a director of the Company, as the case may be, meets any description or definition of “change in control event” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition).

ARTICLE 8
AMENDMENT, MODIFICATION AND TERMINATION

8.1. AMENDMENT, MODIFICATION AND TERMINATION. The Compensation
Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Compensation Committee, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided, further, that the Compensation Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

ARTICLE 9 GENERAL PROVISIONS

9.1.ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to Restricted Stock Units or other equity awards outstanding or to be granted pursuant to this Plan.

9.2.DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the
Compensation Committee.

9.3.EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

9.4.EFFECTIVE DATE. The Plan was originally adopted by the Board on June 22,
2011, effective as of that date. The Plan was amended and restated by the Board on February 4, 2013, effective as of such date, on March 3, 2015, effective as of January 1, 2015, on March 15,
2017, effective as of January 1, 2017, on April 9, 2019, effective as of January 1, 2019, on April
13, 2021, effective as of January 1, 2021, and on January 25, 2023, effective January 1, 2023.

The foregoing is hereby acknowledged as being the NorthStar Healthcare Income, Inc.
Fifth Amended and Restated Independent Directors Compensation Plan as adopted by the Compensation Committee.

NORTHSTAR HEALTHCARE INCOME, INC.

By:

/s/ NICHOLAS R. BALZO
Name: Nicholas R. Balzo
Title: Chief Financial Officer, Treasurer and Secretary

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